Exhibit 99.1

Intec Pharma Reports Second Quarter 2020 Financial Results and Provides Corporate Update

JERUSALEM (August 5, 2020) - Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) today announces financial results for the second quarter ended June 30, 2020 and provides a corporate update.

“We have worked diligently over the past quarter to address the challenges of an evolving landscape for both our business and clinical development initiatives given the global COVID-19 pandemic,” stated Jeffrey A. Meckler, Vice Chairman and Chief Executive Officer of Intec Pharma.

“Despite constraints on our ability to conduct in-person meetings, our partnering activities to identify new opportunities and compounds for our unique gastric retentive oral delivery system as well as our partnering efforts for the AP-CD/LD program in Parkinson’s disease remain ongoing. Looking into the second half of the year, we continue to seek to advance these productive conversations towards a deal that demonstrates apprioriate value for both the Company and our shareholders.

“We look forward to advancing our newly designed AP-THC program into clinical development later this year as we recently received the active pharmaceutical ingredients needed for the clinical material production.

“Earlier this year, we announced we met the in vitro specifications for Merck’s compound. At this time, we do not anticipate the compound entering an in vivo study this year. We continue to discuss development opportunitines for the Accordion Pill with Merck.”

“Our recent registered direct offering not only strengthens our balance sheet but, more importantly, provides the financial support and flexibility to position the Company for its next stage of development,” added Mr. Meckler.

Financial Highlights for Second Quarter Ended June 30, 2020

Research and development expenses, net, for the three-month period ended June 30, 2020 were approximately $1.3 million, a decrease of $6.6 million, or approximately 84%, compared with approximately $7.9 million in the three-month period ended June 30, 2019. Research and development expenses, net, for the six-month period ended June 30, 2020 were approximately $3.3 million, a decrease of approximately $13.1 million, or approximately 80%, compared with approximately $16.4 million in the six-month period ended June 30, 2019. The decrease was primarily due to the completion of the ACCORDANCE study and Open Label Extension study during 2019, decrease in expenses related to the scale up activities for the commercial scale manufacturing and a decrease in payroll and related expenses, mostly due to a reduction in headcount, and share-based compensation.

General and administrative expenses for the three-month period ended June 30, 2020 were approximately $1.6 million, a decrease of $500,000, or approximately 24%, compared with approximately $2.1 million in the three-month period ended June 30, 2019. General and administrative expenses for the six-month period ended June 30, 2020 amounted to approximately $3.3 million, a decrease of approximately $1.0 million, or approximately 23%, compared to approximately $4.3 million for the six-month ended June 30, 2019. The decrease for the three and six-month periods was primarily related to a decrease in payroll and related expenses, including reduction in headcount, share-based compensation and reduction in associated expenses.

Net loss for the three-month period ended June 30, 2020 was approximately $2.9 million, a decrease of $7.1 million, or approximately 71%, compared with the net loss for the three-month period ended June 30, 2019 of approximately $10.0 million. The decrease for the three and six-month periods was mainly due to a decrease in research and development expenses, net, and general and administrative expenses, as detailed above.

Loss per ordinary share for the three-month period ended June 30, 2020, was $0.05 compared with $0.30 for the three-month period ended June 30, 2019. Loss per ordinary share for the six-month period ended June 30, 2020, was $0.12 compared with $0.62 for the six-month period ended June 30, 2019.

As of June 30, 2020, the Company had cash and cash equivalents of approximately $13.8 million. As of December 31, 2019, the Company had cash and cash equivalents and marketable securities of approximately $10.1 million.

Net cash used in operating activities was approximately $6.8 million for the six-month period ended June 30, 2020 compared with net cash used in operating activities of approximately $17.7 million for the six-month period ended June 30, 2019. This decrease resulted primarily from a decrease in research and development activities in the amount of approximately $13.1 million, offset by changes in operating asset and liability items of approximately $2.0 million.

The Company had positive cash flow from investing activities of approximately $769,000 for the six-month period ended June 30, 2020 compared to negative cash flow from investing activities of approximately $1.0 for the six-month period ended June 30, 2019. This change resulted primarily from an investment in the establishment of the commercial scale manufacturing in the amount of approximately $1.4 million in the six-month period ended June 30, 2019 and an increase in proceeds from the disposal of marketable securities in the amount of approximately $200,000.

Net cash provided by financing activities for the six-month period ended June 30, 2020 was approximately $10.6 million, which was provided primarily by the proceeds from the Company’s registered direct offering in May 2020 that resulted in net proceeds of approximately $4.5 million, proceeds from the company’s underwritten public offering in February 2020 that resulted in net proceeds of approximately $5.7 million and by the funds received from the sale of our ordinary shares under the Company’s “at-the-market” equity offering program that resulted in net proceeds of approximately $421,000.

In May, 2020, the Company raised $5.0 million in a registered direct offering of 16,291,952 ordinary shares at a purchase price of $0.3069 per share. In addition, in a concurrent private placement, the Company also sold and issued to the purchasers in the offering unregistered warrants to purchase 8,145,976 ordinary shares. The warrants have an exercise price of $0.245 per share, are immediately exercisable, and will expire five and one-half years from the date of issuance.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company's Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. The Company's product pipeline includes two product candidates in clinical trial stages: Accordion Pill Carbidopa/Levodopa, or AP-CD/LD, which is in late-stage Phase 3 development for the treatment of Parkinson's disease symptoms in advanced Parkinson's disease patients, and AP-cannabinoids, an Accordion Pill to deliver either or both of the primary cannabinoids contained in Cannabis sativa, cannabidiol (CBD) and tetrahydrocannabinol (THC) for various pain indications. In addition, the Company has a research collaboration with Merck & Co.

For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as "believe", "expect", "intend", "plan", "may", "should", "could", "might", "seek", "target", "will", "project", "forecast", "continue" or "anticipate" or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management's experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, the impact of the outbreak of coronavirus, our ability to successfully operate our business or execute our business plan, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation. More detailed information about the risks and uncertainties affecting us is contained under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2020, and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Will O'Connor
Stern IR
+1 212-362-1200
will@sternir.com

INTEC PHARMA LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2020	2019
	U.S. dollars in thousands

Assets
CURRENT ASSETS:
Cash and cash equivalents	$13,799	$9,292
Investment in marketable securities	-	770
Prepaid expenses and other receivables	1,307	3,683
TOTAL CURRENT ASSETS	15,106	13,745

NON-CURRENT ASSETS:
Property and equipment, net	1,967	2,575
Operating lease right-of-use assets	993	1,243
Other assets	3,717	3,717
TOTAL NON-CURRENT ASSETS	6,677	7,535

TOTAL ASSETS	$21,783	$21,280

Liabilities and shareholders’ equity
CURRENT LIABILITIES -
Accounts payable and accruals:
Trade	$382	$3,507
Other	3,997	4,835
TOTAL CURRENT LIABILITIES	4,379	8,342
LONG-TERM LIABILITIES -
Non-current operating lease liabilities	536	799
Other liabilities	690	604
TOTAL LONG-TERM LIABILITIES	1,226	1,403
TOTAL LIABILITIES	5,605	9,745

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS’ EQUITY:
Ordinary shares, with no par value - authorized: 100,000,000 Ordinary Shares as of June 30, 2020 and December 31, 2019; issued and outstanding: 69,428,032 and 35,892,209 Ordinary Shares as of June 30, 2020 and December 31, 2019, respectively	727	727
Additional paid-in capital	211,691	200,231
Accumulated deficit	(196,240)	(189,423)
TOTAL SHAREHOLDERS’ EQUITY	16,178	11,535
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,783	$21,280

INTEC PHARMA LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2020	2019	2020	2019
	U.S. dollars in thousands		U.S. dollars in thousands
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT EXPENSES, net	$(1,275)	$(7,860)	$(3,299)	$(16,402)
GENERAL AND ADMINISTRATIVE EXPENSES	(1,630)	(2,144)	(3,345)	(4,334)
OPERATING LOSS	(2,905)	(10,004)	(6,644)	(20,736)
FINANCIAL INCOME (EXPENSES), net	4	33	(66)	143
LOSS BEFORE INCOME TAX	(2,901)	(9,971)	(6,710)	(20,593)
INCOME TAX	(46)	(38)	(107)	(72)
NET LOSS	$(2,947)	$(10,009)	$(6,817)	$(20,665)

	U.S. dollars
LOSS PER SHARE BASIC AND DILUTED	$(0.05)	$(0.30)	$(0.12)	$(0.62)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER ORDINARY SHARE IN THOUSANDS	62,820	33,300	54,913	33,274

(Continued) - 1

INTEC PHARMA LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number			Amounts
	of shares	Amounts	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2019	33,232,988	$727	$194,642	$(141,824)	$53,545
CHANGES IN THE SIX-MONTH PERIOD ENDED JUNE 30, 2019:
Exercise of options	69,812	-	268	-	268
Share-based compensation		-	1,961	-	1,961
Net loss	-	-	-	(20,665)	(20,665)
BALANCE AT JUNE 30, 2019	33,302,800	$727	$196,871	$(162,489)	$35,109

BALANCE AT JANUARY 1, 2020	35,892,209	$727	$200,231	$(189,423)	$11,535
CHANGES IN THE SIX-MONTH PERIOD ENDED JUNE 30, 2020:
Issuance of ordinary shares, net of issuance costs	831,371	-	421	-	421
Issuance of ordinary shares and warrants, net of issuance costs	16,250,000	-	5,692	-	5,692
Issuance of ordinary shares and warrants, net of issuance costs	16,291,952	-	4,426	-	4,426
Exercise of warrants	162,500		65		65
Share-based compensation	-	-	856	-	856
Net loss	-	-	-	(6,817)	(6,817)
BALANCE AT JUNE 30, 2020	69,428,032	$727	$211,691	$(196,240)	$16,178

(Continued) - 2

INTEC PHARMA LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of		Amounts
	shares	Amounts	U.S. dollars in thousands
BALANCE AT APRIL 1, 2019	33,297,371	$727	$195,842	$(152,480)	$44,089
CHANGES IN THE THREE-MONTH PERIOD ENDED JUNE 30, 2019:
Exercise of options	5,429	-	11	-	11
Share-based compensation	-	-	1,018	-	1,018
Net loss	-	-	-	(10,009)	(10,009)
BALANCE AT JUNE 30, 2019	33,302,800	$727	$196,871	$(162,489)	$35,109

BALANCE AT APRIL 1, 2020	52,973,580	$727	$206,786	$(193,293)	$14,220
CHANGES IN THE THREE-MONTH PERIOD ENDED JUNE 30, 2020:
Issuance of ordinary shares and warrants, net of issuance costs	16,291,952	-	4,426	-	4,426
Exercise of warrants	162,500	-	65	-	65
Share-based compensation	-	-	414	-	414
Net loss	-	-	-	(2,947)	(2,947)
BALANCE AT JUNE 30, 2020	69,428,032	$727	$211,691	$(196,240)	$16,178

INTEC PHARMA LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30
	2020	2019
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,817)	$(20,665)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	611	431
Exchange differences on cash and cash equivalents	49	(19)
Change in right of use asset	250	351
Change in lease liabilities	(263)	(243)
Gains on marketable securities	(2)	(5)
Share-based compensation	856	1,961
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other receivables	2,376	(136)
Increase in deferred tax assets	-	(148)
Increase (decrease) in accounts payable and accruals	(3,963)	583
Increase in other liabilities	86	163
Net cash used in operating activities	(6,817)	(17,727)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3)	(151)
Investment in other assets	-	(1,435)
Proceeds from disposal of marketable securities, net	772	576
Net cash provided by (used in) investing activities	769	(1,010)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares, net of issuance costs	421	-
Proceeds from issuance of ordinary shares and warrants, net of issuance costs	5,692	-
Proceeds from issuance of ordinary shares and warrants, net of issuance costs	4,426	-
Proceeds from exercise of warrants	65	-
Proceeds from exercise of options	-	268
Net cash provided by financing activities	10,604	268
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,556	(18,469)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	9,292	39,246
EXCHANGE DIFFERENCES ON CASH AND CASH EQUIVALENTS	(49)	19
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$13,799	$20,796

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Liability with respect to property and equipment	$-	$502
Liability with respect to other assets	$-	$1,114

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION -
Taxes paid	$-	$50
Interest received	$27	$263